Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics Reports First Quarter 2011 Financial Results

— FOLOTYN First Quarter Net Product Sales Increased 47% Year-Over-Year —

— Allos Announces Strategic Collaboration for Co-Development and Ex-U.S. Commercialization of FOLOTYN; Allos to Receive $50 Million Upfront Payment —

— Conference Call Scheduled for Today at 4:30 p.m. ET —

WESTMINSTER, Colo., May 10, 2011 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today reported financial results for the three months ended March 31, 2011, and announced that the Company and Mundipharma International Corporation Limited (Mundipharma) have entered into a strategic collaboration agreement to co-develop FOLOTYN® (pralatrexate injection).  Under the agreement, Allos retains full commercialization rights for FOLOTYN in the United States and Canada, with Mundipharma having exclusive rights to commercialize FOLOTYN in all other countries.

Highlights:

•                  FOLOTYN net product sales increased 47% to $10.9 million in Q1 2011, compared to $7.4 million in Q1 2010.

•                  Net loss decreased to $15.2 million or $0.14 per share in Q1 2011, compared to $20.5 million or $0.20 per share in Q1 2010.

•                  As of March 31, 2011, Allos had no debt and $79.4 million in total cash, cash equivalents and investments.  The Company’s cash position as of March 31, 2011 does not include the upfront payment to be received in May 2011 under the collaboration agreement with Mundipharma.

“In the first quarter, we continued to make important progress with the trial, use and adoption of FOLOTYN for patients with relapsed or refractory PTCL in the U.S.,” said Paul L. Berns, president and chief executive officer of Allos Therapeutics.  “In addition, today we achieved a key objective by securing a strategic partner to help advance the global product development and commercialization plan for FOLOTYN.  We believe Mundipharma is an ideal global partner, with substantial resources and a demonstrated track record of success in bringing hematology/oncology drugs to market in Europe. Our key objectives for the remainder of the year include growing U.S. sales of FOLOTYN for relapsed or refractory PTCL, advancing studies of FOLOTYN in other hematologic malignancies, and expanding the commercial potential of FOLOTYN outside the U.S. by pursuing regulatory approval in the EU.”

First Quarter 2011 Financial Results

In January 2010, the Company commenced the commercial launch of FOLOTYN — the only drug approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma (PTCL).  Net product sales for Q1 2011 were $10.9 million, compared to $7.4 million in Q1 2010, a 47% increase year-over-year.

Net loss for Q1 2011 was $15.2 million, or $0.14 per share, compared to $20.5 million, or $0.20 per share, for Q1 2010.

Total operating costs and expenses, excluding non-cash stock based compensation expense, for Q1 2011 were $22.4 million, compared to $25.1 million for Q1 2010.  Stock based compensation expense for Q1 2011 was $3.7 million, compared to $2.9 million for Q1 2010.

•                  Cost of sales for Q1 2011 was $0.9 million, compared to $0.7 million in Q1 2010.

•                  Research and development expenses for Q1 2011 were $7.5 million, compared to $9.3 million in Q1 2010.

•                  Selling, general and administrative expenses for Q1 2011 were $17.6 million, compared to $17.9 million in Q1 2010.

As of March 31, 2011, the Company had no debt, and $79.4 million in total cash, cash equivalents and investments.  The Company’s cash position as of March 31, 2011, does not include the $50 million upfront payment to be received in May 2011 under the strategic collaboration with Mundipharma, of which 20%, or $10 million, will be payable by Allos to the licensors of FOLOTYN under the terms of the Company’s license agreement with Sloan-Kettering Institute for Cancer Research, SRI International and Southern Research Institute.

Strategic Collaboration with Mundipharma

Allos and Mundipharma jointly announced today that the companies have entered into a strategic collaboration agreement to co-develop FOLOTYN® (pralatrexate injection).  Under the agreement, Allos retains full commercialization rights for FOLOTYN in the United States and Canada, with Mundipharma having exclusive rights to commercialize FOLOTYN in all other countries.  Under the collaboration, Allos will receive an upfront payment of $50 million and potential regulatory and commercial progress- and sales-dependent milestone payments of up to $310.5 million.  Allos is also entitled to receive tiered double-digit royalties based on net sales of FOLOTYN within Mundipharma’s licensed territories.  Allos and Mundipharma will jointly fund development costs, initially on a 60:40 basis, which will change to a 50:50 basis if certain pre-defined milestones are achieved, including approval of the Marketing Authorisation Application (MAA) currently under review to market FOLOTYN in the European Union.  Development funding by Mundipharma will support jointly agreed-upon clinical development activities, including, but not limited to, the planned Phase 3 studies of FOLOTYN in previously undiagnosed PTCL and combination with bexarotene in relapsed or refractory cutaneous T-cell lymphoma (CTCL).  Pursuant to a separate supply agreement with Mundipharma Medical Company, an affiliate of Mundipharma, Allos will supply FOLOTYN for Mundipharma’s clinical and commercial uses.  Please see separate press release dated today for additional information.

Financial Guidance for 2011

Allos is introducing 2011 financial guidance for net product sales of approximately $48 to $55 million and for cost of sales of approximately $5 to $6 million.  Allos reaffirms prior financial guidance that total operating costs and expenses, excluding cost of sales and non-cash stock-based compensation expense, are expected to approximate $95 to $98 million for 2011.  Stock-based compensation expense is expected to approximate $13 to $15 million for 2011.

The foregoing guidance does not account for the financial impact of the strategic collaboration with Mundipharma.  The Company plans to update its 2011 income statement guidance for the impact of the strategic collaboration in connection with the reporting of its second quarter 2011 financial results.

Allos expects to end 2011 with approximately $88 to $96 million of cash, cash equivalents and investments.  This guidance includes:

•                  the $50 million upfront payment to be received in May 2011 under the strategic collaboration with Mundipharma, net of the $10 million sublicense fee to be paid by Allos to the licensors of FOLOTYN; and

•                  the expected funding of FOLOTYN development costs for the remainder of 2011 from Mundipharma.

The Company’s year-end 2011 cash guidance does not include potential regulatory and commerical progress milestone payments under the strategic collaboration with Mundipharma associated with the potential regulatory approval and first commercial sale of FOLOTYN in Europe.

Gross to net sales adjustments are expected to approximate 12% for 2011.  Cost of sales is expected to approximate 10% of net product sales for 2011, which includes the current 8% royalty on FOLOTYN sales.  Actual financial results for 2011 will vary based upon many factors, including the amount of FOLOTYN sales and rate of patient enrollment in FOLOTYN clinical trials that are ongoing and planned for initiation in 2011.

Other Recent Highlights

•                  Reached agreement with U.S. Food and Drug Administration under its Special Protocol Assessment (SPA) process on the design of the Company’s Phase 3 trial of sequential FOLOTYN in previously untreated patients with PTCL following CHOP or a CHOP-like chemotherapy regimen.

•                  Announced that the Journal of Clinical Oncology has published data from the Company’s pivotal Phase 2 PROPEL study demonstrating clinical activity of FOLOTYN in patients with relapsed or refractory PTCL.

•                  Received a permanent Level II Health Care Common Procedure Coding System (HCPCS) J-Code for FOLOTYN from the Centers for Medicare and Medicaid Services (CMS) effective for dates of service on or after January 1, 2011.

Key Corporate Objectives for the Remainder of 2011

•                  Drive growth in U.S. sales of FOLOTYN for relapsed or refractory PTCL

•                  Pursue regulatory approval to market FOLOTYN in the European Union for relapsed or refractory PTCL

•                  The Company’s MAA was accepted for review by the European Medicines Agency (EMA) in December 2010

•                  In the event the Company’s MAA is approved, FOLOTYN will be commercialized in the European Union by Mundipharma under the terms of the strategic collaboration agreement between Allos and Mundipharma

•                  Advance FOLOTYN development program in hematologic malignancies and pursue new indications

•                  Initiate Phase 3 trial of sequential FOLOTYN in previously untreated patients with PTCL following CHOP or a CHOP-like chemotherapy regimen

•                  Determine maximum tolerated dose and obtain FDA agreement for Phase 3 trial of FOLOTYN in combination with systemic bexarotene in patients with relapsed or refractory CTCL

•                  Explore FOLOTYN’s utility in solid tumors through targeted investments

•                  Ongoing collaboration with the NCCN Oncology Research Program

•                  Complete ongoing Company-sponsored studies in bladder and breast cancer

Conference Call Information

Allos will host a conference call today, May 10, 2011 at 4:30 p.m. ET, to review its first quarter 2011 financial results and to discuss the details of the collaboration with Mundipharma.  Participants can access the call at 1-877-941-1466 (U.S.) or +480-629-9724 (Canada and international).  To access the live audio webcast or the subsequent archived recording, visit the “Investors - Presentations and Events” section of the Allos website at www.allos.com.  Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call.  Callers can access the replay by dialing 800-406-7325 (domestic) or 303-590-3030 (international).  The passcode is 4438057#. The webcast will be recorded and available for replay on Allos’ website until May 24, 2011.

About Peripheral T-Cell Lymphoma

T-cell lymphomas comprise a biologically diverse group of blood cancers that account for approximately 10% to 15% of all cases of non-Hodgkin lymphoma (NHL).(1)-(3)  The Company estimates the current annual incidence of PTCL to be approximately 5,900 patients in the U.S. and approximately 6,000 to 7,000 patients in the top five European markets.  The outcome of patients with PTCL is poor and the majority of patients ultimately have relapsed or refractory disease to a variety of agents, including multi-agent chemotherapy with CHOP (cyclophosphamide, doxorubicin, vincristine, and prednisone) or CHOP-like regimens.  The 5-year overall survival rate in these patients is 25% to 40%, depending on sub-type.(4)-(5)

About FOLOTYN

FOLOTYN, a folate analogue metabolic inhibitor, was discovered by Sloan-Kettering Institute for Cancer Research, SRI International and Southern Research Institute and developed by Allos Therapeutics.  In September 2009, the FDA granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL.  This indication is based on overall response rate.  Clinical benefit such as improvement in progression-free survival or overall survival has not been demonstrated.  FOLOTYN has been available to patients in the U.S. since October 2009.

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics.  Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor.  FOLOTYN is the first and only drug approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma.  Allos is also developing FOLOTYN in other hematologic malignancies and solid tumors.  For additional information, please visit www.allos.com.

IMPORTANT SAFETY INFORMATION

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If ≥Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued.

Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are ≥Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%).  The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN Full Prescribing Information at www.folotyn.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding the status and prospects of the our commercialization of FOLOTYN for patients with relapsed or refractory peripheral T-cell lymphoma in the U.S.; our Marketing Authorisation Application for FOLOTYN in Europe; our future product development and regulatory strategies, including our intent to develop or seek regulatory approval for FOLOTYN for additional indications; our strategic collaboration with Mundipharma, including the parties intent to co-develop FOLOTYN in additional indications and Mundipharma’s potential commercialization of FOLOTYN outside the United States and Canada; any statements regarding our future financial performance, results of operations or sufficiency of capital resources to fund our operating requirements; and any other statements that are other than statements of historical fact.    In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking.  Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements.  Important factors that may cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the commercialization of FOLOTYN; the Company’s compliance with applicable regulatory requirements, including the healthcare fraud and abuse laws and the Company’s post-marketing requirements; that the design of and data collected from the Company’s pivotal PROPEL trial may not be adequate to demonstrate the safety and efficacy of FOLOTYN for the treatment of patients with relapsed or refractory PTCL, or otherwise be sufficient to support EMA approval; risks and uncertainties relating to the establishment, implementation and execution of the Company’s strategic collaboration with Mundipharma, including the parties future product development and commercialization strategies; and that the Company may lack the financial resources and access to capital to support its future operations, including its product development and commercialization plans for FOLOTYN.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note to Editors: Please see joint Allos/Mundipharma press release dated May 10, 2011 announcing the strategic collaboration.

The Allos logo and FOLOTYN name are registered trademarks of Allos Therapeutics, Inc.

References:

(1) The Non-Hodgkin’s Lymphoma Classification Project. A clinical evaluation of the International Lymphoma Study Group classification of non-Hodgkin’s lymphoma. Blood. 1997;89(11):3909-3908.

(2) Hennessy BT, Hanrahan EO, Daly PA. Non-Hodgkin lymphoma: an update [review]. Lancet

Oncol. 2004;5(6):341-353.

(3) O’Leary HM, Savage KJ. Novel therapies in peripheral T-cell lymphomas [review]. Curr Oncol Rep. 2008;134(5):202-207.

(4) Savage KJ, Chhanabhai M, Gascoyne RD, et al. Characterization of peripheral T-cell lymphomas in a single North American institution by the WHO classification. Ann Oncol 2004;15(10):1467-75.

(5) Savage KJ. Peripheral T-cell Lymphomas. Blood Rev. 2007;21:201-216.

# # #

(Tables follow)

ALLOS THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net product sales	$10,864	$7,407

Operating costs and expenses:
Cost of sales, excluding amortization expense	943	689
Research and development	7,497	9,285
Selling, general and administrative	17,552	17,932
Amortization of intangible asset	113	113
Total operating costs and expenses	26,105	28,019
Operating loss	(15,241)	(20,612)
Interest and other income, net	38	65
Net loss	$(15,203)	$(20,547)
Net loss per share: basic and diluted	$(0.14)	$(0.20)

Weighted average shares: basic and diluted	105,527,387	104,602,134

ALLOS THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Cash, cash equivalents and investments	$79,417	$98,565
Accounts receivable	12,970	12,076
Intangible asset, net	5,112	5,225
Other assets	3,770	2,645
Property and equipment, net	2,091	2,245
Total assets	$103,360	$120,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$16,685	$22,558
Stockholders’ equity	86,675	98,198
Total liabilities and stockholders’ equity	$103,360	$120,756